Exhibit 99.1

ALBUQUERQUE, N.M.
August 1, 2025

TXNM Energy Reports Second Quarter 2025 Results

•2025 second quarter GAAP earnings of $0.22 per diluted share
•2025 second quarter ongoing earnings of $0.25 per diluted share
•Proposed transaction with Blackstone Infrastructure expected to close in the second half of 2026

TXNM Energy (In millions, except EPS)

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
GAAP net earnings attributable to TXNM Energy	$21.6	$48.0	$30.5	$95.2
GAAP diluted EPS	$0.22	$0.53	$0.32	$1.05
Ongoing net earnings	$24.5	$54.3	$42.6	$91.3
Ongoing diluted EPS	$0.25	$0.60	$0.45	$1.01

TXNM Energy (NYSE: TXNM) today released its 2025 second quarter results. Earnings results in the second quarter reflect the issuance of $600 million of equity, including $400 million issued to affiliates of Blackstone Infrastructure Partners L.P. ("Blackstone Infrastructure"), and debt refinancing resulting from the proposed transaction with Blackstone Infrastructure. As previously announced, TXNM Energy is not affirming previously issued earnings guidance for 2025 and does not plan to issue revised earnings guidance during the pending transaction.

"During the second quarter, we achieved constructive regulatory outcomes with significant benefits for our customers, including an unopposed rate stipulation at PNM," said Don Tarry, President and CEO of TXNM Energy. "We are excited about the potential opportunities through our partnership with Blackstone Infrastructure, and we look forward to working through the regulatory processes in New Mexico and Texas to bring those benefits to our customers and communities."

TRANSACTION UPDATE
On May 19, 2025, TXNM announced an agreement under which affiliates of Blackstone Infrastructure will acquire the outstanding common stock of TXNM Energy for $61.25 per share in cash upon closing, reflecting a total enterprise value of $11.5 billion, including net debt (excluding securitization debt) and preferred stock.

The transaction is subject to shareholder approval, along with federal and state-level approvals, and is expected to close in the second half of 2026.

REGULATORY UPDATE
TNMP’s first Distribution Cost Recovery Factor (“DCRF”) filing for 2025 was approved and implemented in the second quarter, providing recovery for $176 million of rate base. TNMP’s second Transmission Cost of Service and second DCRF filings for the year were filed in July 2025, seeking recovery for an additional $115 million of combined rate base.

At PNM, the first phase of PNM’s previously approved $105 million rate increase was implemented July 1, 2025, with the second phase to be implemented April 1, 2026. Additionally, PNM’s unopposed stipulation in its 2028 Resource Application was approved, adding 450 megawatts of new solar and battery storage capacity in 2028.

SEGMENT REPORTING OF 2025 SECOND QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q2 2025	Q2 2024	Q2 2025	Q2 2024
PNM	$0.25	$0.34	$0.12	$0.41
TNMP	$0.22	$0.33	$0.27	$0.33
Corporate and Other	($0.25)	($0.14)	($0.14)	($0.14)

Consolidated TXNM Energy	$0.22	$0.53	$0.25	$0.60

Net changes to GAAP and ongoing earnings in the second quarter of 2025 compared to the second quarter of 2024 include:

•PNM: Higher retail load and the timing of plant outages was more than offset by lower weather-related usage, increased insurance premiums, the timing of excess deferred income taxes, higher depreciation, property tax and interest expense associated with new capital investments and increased demand charges from energy storage agreements added in late 2024.

•TNMP: Rate recovery through the Distribution Cost Recovery Factor (DCRF) rate mechanism and higher retail load were partially offset by lower weather-related usage and depreciation and interest expense associated with new capital investments.

GAAP and ongoing earnings per share were reduced in the second quarter of 2025 by additional shares issued in December 2024 and the second quarter of 2025.

In addition, GAAP earnings in the second quarter of 2025 included $16.6 million of net unrealized gains on investment securities compared to $5.6 million of net unrealized losses in the second quarter of 2024. GAAP earnings in the second quarter of 2025 included $19.5 million of costs related to the planned acquisition, including interest expense impacts at TNMP related to the prepayment of bonds and the backstop credit facility.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this press release that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TXNM Energy’s and Blackstone Infrastructure’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Blackstone Infrastructure nor TXNM Energy assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM Energy caution readers not to place undue reliance on these statements. TXNM Energy’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM Energy’s Form 10-K and Form 10-Q filings and the information filed on TXNM Energy’s Forms 8-K with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee, the possibility that TXNM Energy’s shareholders may not approve the transaction agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$24,362	$20,968	$(23,754)	$21,576
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(16,617)	—	—	(16,617)
Rate Request settlement2b	1,500	—	—	1,500
Pension expense related to previously disposed of gas distribution business2c	784	—	—	784
Process improvement initiatives2d	227	—	155	382
Merger related costs2e	17	6,771	12,751	19,539
Total adjustments before income tax effects	(14,089)	6,771	12,906	5,588
Income tax impact of above adjustments[1]	3,578	(1,422)	(3,278)	(1,122)
Timing of statutory and effective tax rates on non-recurring items[4]	(2,753)	84	1,129	(1,540)
Total income tax impacts[3]	825	(1,338)	(2,149)	(2,662)
Adjusting items, net of income taxes	(13,264)	5,433	10,757	2,926
Ongoing Earnings (Loss)	$11,098	$26,401	$(12,997)	$24,502

Six Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$25,307	$43,251	$(38,059)	$30,499
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(8,383)	—	—	(8,383)
Rate Request settlement2b	1,500	—	—	1,500
Pension expense related to previously disposed of gas distribution business2c	1,568	—	—	1,568
Process improvement initiatives2d	443	—	155	598
Merger related costs2e	17	6,771	14,364	21,152
Total adjustments before income tax effects	(4,855)	6,771	14,519	16,435
Income tax impact of above adjustments[1]	1,233	(1,422)	(3,689)	(3,878)
Timing of statutory and effective tax rates on non-recurring items[4]	(1,668)	25	1,215	(428)
Total income tax impacts[3]	(435)	(1,397)	(2,474)	(4,306)
Adjusting items, net of income taxes	(5,290)	5,374	12,045	12,129
Ongoing Earnings (Loss)	$20,017	$48,625	$(26,014)	$42,628

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Administrative and general"
[c] Increases in "Other (deductions)"
[d] Increases in "Energy production costs" of less than $0.1 million and $0.2 million, in "Transmission and distribution costs" of less than $0.1 million and $0.1 million, and in "Administrative and general" of $0.1 million and $0.1 million for the three and six months ended June 30, 2025 at PNM and increase of $0.2 million in "Administrative and general" at Corporate and Other for the three and six months ended June 30, 2025

[e] Increases in "Administrative and general" of $0.1 million and in "Interest charges" of $6.7 million at TNMP for the three and six months ended June 20 2025; Increases in "Administrative and general" at Corporate and Other of $12.8 million and $14.4 million for the three and six months ended June 20, 2025. Amounts for the six months ended June 30, 2025 have been adjusted by $1.5 million for Merger related costs that were previously reported as process improvement initiatives at March 31, 2025

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 9.4% for PNM, 20.5% for TNMP, and 13.4% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended June 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$30,787	$29,925	$(12,663)	$48,049
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	5,573	—	—	5,573
Regulatory disallowances2b	246	—	—	246
Pension expense related to previously disposed of gas distribution business2c	433	—	—	433
Merger related costs2d	131	(26)	800	905
Total adjustments before income tax effects	6,383	(26)	800	7,157
Income tax impact of above adjustments[1]	(1,621)	5	(203)	(1,819)
Timing of statutory and effective tax rates on non-recurring items[5]	1,626	(83)	(593)	950
Total income tax impacts[4]	5	(78)	(796)	(869)
Adjusting items, net of income taxes	6,388	(104)	4	6,288
Ongoing Earnings (Loss)	$37,175	$29,821	$(12,659)	$54,337

Six Months Ended June 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$72,707	$44,508	$(21,976)	$95,239
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(6,658)	—	—	(6,658)
Regulatory disallowances2b	4,705	—	—	4,705
Pension expense related to previously disposed of gas distribution business2c	866	—	—	866
Merger related costs2d	134	(22)	1,650	1,762
Sale of NMRD[3]	—	—	15,097	15,097
Total adjustments before income tax effects	(953)	(22)	16,747	15,772
Income tax impact of above adjustments[1]	243	4	(4,254)	(4,007)
Sale of NMRD[3]	—	—	(15,712)	(15,712)
Total income tax impacts[4]	243	4	(19,966)	(19,719)
Adjusting items, net of income taxes	(710)	(18)	(3,219)	(3,947)
Ongoing Earnings (Loss)	$71,997	$44,490	$(25,195)	$91,292

[1]Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Decreases in "Electric Operating Revenue" of $0.2 million for the three and six months ended June 30, 2024 and an increase in "Regulatory disallowances" of zero and $4.5 million for the three and six months ended June 30, 2024

[c] Increases in "Other (deductions)"
[d] Increases (decreases) in "Administrative and general"
[3] Net gain of $4.4 million on the sale of NMRD: Increase in "Other (deductions)" of $15.1 million, decrease in "Income Taxes (Benefits)" of $3.8 million for federal income tax and a decrease in "Income Taxes (Benefits)" of $15.7 million for investment tax credits

[4] Increases (decreases) in "Income Taxes (Benefits)"
[5] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.4% for PNMR, and the GAAP anticipated effective tax rates of 14.3% for PNM, 20.7% for TNMP, and 15.3% for PNMR, which have reversed

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended June 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.25	$0.22	$(0.25)	$0.22
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.13)	—	—	(0.13)
Rate Request settlement	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	0.05	0.10	0.15
Timing of statutory and effective tax rates on non-recurring items	(0.02)	—	0.01	(0.01)
Total Adjustments	(0.13)	0.05	0.11	0.03
Ongoing Earnings (Loss)	$0.12	$0.27	$(0.14)	$0.25
Average Diluted Shares Outstanding: 96,196,269

Six Months Ended June 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.27	$0.46	$(0.41)	$0.32
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.07)	—	—	(0.07)
Rate Request settlement	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process improvement initiatives	—	—	0.01	0.01
Merger related costs	—	0.05	0.12	0.17
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	0.01	—
Total Adjustments	(0.06)	0.05	0.14	0.13
Ongoing Earnings (Loss)	$0.21	$0.51	$(0.27)	$0.45
Average Diluted Shares Outstanding: 94,637,324

TXNM Energy, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended June 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$0.34	$0.33	$(0.14)	$0.53
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.05	—	—	0.05
Merger related costs	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.02	—	(0.01)	0.01
Total Adjustments	0.07	—	—	0.07
Ongoing Earnings (Loss)	$0.41	$0.33	$(0.14)	$0.60
Average Diluted Shares Outstanding: 90,552,082

Six Months Ended June 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$0.80	$0.49	$(0.24)	$1.05
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.05)	—	—	(0.05)
Sale of NMRD	—	—	(0.05)	(0.05)
Regulatory disallowances	0.04	—	—	0.04
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.01	0.01
Total Adjustments	—	—	(0.04)	(0.04)
Ongoing Earnings (Loss)	$0.80	$0.49	$(0.28)	$1.01
Average Diluted Shares Outstanding: 90,532,986

TXNM Energy, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share amounts)

Electric Operating Revenues	$502,420	$488,102	$985,212	$924,979
Operating Expenses:
Cost of energy	167,622	154,706	336,804	287,010
Administrative and general	75,991	59,581	136,760	115,008
Energy production costs	26,081	24,584	50,627	46,796
Regulatory disallowances	—	—	—	4,459
Depreciation and amortization	105,235	94,413	209,786	187,600
Transmission and distribution costs	26,461	25,051	51,966	47,815
Taxes other than income taxes	28,329	24,084	54,679	50,018
Total operating expenses	429,719	382,419	840,622	738,706
Operating income	72,701	105,683	144,590	186,273
Other Income and Deductions:
Interest income	3,872	4,470	8,119	9,050
Gains on investment securities	23,556	558	22,315	18,556
Other income	5,704	7,688	10,433	12,599
Other (deductions)	(6,481)	(1,636)	(8,739)	(18,158)
Net other income and deductions	26,651	11,080	32,128	22,047
Interest Charges	72,013	55,828	135,564	109,590
Earnings before Income Taxes	27,339	60,935	41,154	98,730
Income Taxes (Benefits)	1,326	8,971	2,344	(3,600)
Net Earnings	26,013	51,964	38,810	102,330
(Earnings) Attributable to Valencia Non-controlling Interest	(4,305)	(3,783)	(8,047)	(6,827)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings Attributable to TXNM	$21,576	$48,049	$30,499	$95,239
Net Earnings Attributable to TXNM per Common Share:
Basic	$0.22	$0.53	$0.32	$1.05
Diluted	$0.22	$0.53	$0.32	$1.05
Dividends Declared per Common Share	$0.4075	$0.3875	$0.8150	$0.7750